                                                                  Exhibit 3.2B



                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                TWS FUNDING, INC.
                                      INTO
                        ADVANTICA RESTAURANT GROUP, INC.


         The undersigned, being the Executive Vice President of Advantica Restaurant Group, Inc., a Delaware corporation (the "Corporation") does hereby certify:

         1. That the Corporation owns 100% of the outstanding shares of capital stock of the following subsidiary corporation, the name and place of incorporation for which are set forth below:


                NAME                                 JURISDICTION
                ----                                 ------------
         TWS Funding, Inc.                             Delaware


(hereinafter the "Merging Corporation").

         2. On the 28th day of November 2001, at a meeting of the Board of Directors of the Corporation (the "Board"), the Board authorized and approved the merger of the Merging Corporation with and into the Corporation by duly adopting the following resolution thereby approving the Plan of Merger (the "Plan") which is attached hereto as Exhibit I and incorporated herein by reference:

         RESOLVED, that the Board hereby approves the Merger (as defined in the Plan) and adopts the Plan.

         3. The merger shall be effective on December 26,2001.

         The undersigned declares under penalty of perjury that the statements contained in the foregoing Certificate of Ownership and Merger are the act and deed of Advantica Restaurant Group, Inc. and that the facts stated herein are true of her own knowledge.

Executed at Spartanburg, South Carolina on the 13th day of December, 2001


                                       /s/ Rhonda J. Parish
                                       -------------------------------
                                       Rhonda J. Parish
                                       Executive Vice President
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                                                                       Exhibit I

                               AGREEMENT OF MERGER

         This AGREEMENT OF MERGER (the "Plan") is dated as of this the 13th day of December 2001, by and among Advantica Restaurant Group, Inc., a Delaware corporation (the "Surviving Corporation"), and the following corporation, the name, place of incorporation and number of shares issued and outstanding for which are set forth below:

       NAME            JURISDICTION              SHARES ISSUED AND OUTSTANDING
       ----            ------------             -------------------------------
TWS Funding, Inc.        Delaware               100 shares of Common Stock; par
                                                value $.01 per share

(hereinafter the "Merging Corporation").

         WHEREAS, the parties desire to provide for the terms and conditions upon which a merger of the Merging Corporation with and into the Surviving Corporation would be consummated; and

         WHEREAS, the Surviving Corporation is the sole shareholder of all outstanding stock of the Merging Corporation; and

         WHEREAS, the Board of Directors of the Surviving Corporation, as the surviving corporation and as the sole shareholder of the Merging Corporation, has approved the merger of the Merging Corporation with and into the Surviving Corporation pursuant to the terms of this Plan; and

         WHEREAS, the Surviving Corporation presently has issued and outstanding 40,143,025 shares of common stock, par value $.01 per share;

         NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants contained herein, it is agreed by and among the parties that, in accordance with the provisions of the State of Delaware, the Merging Corporation shall be, and it is, as of the Effective Date (as defined below) merged with and into the Surviving Corporation, with the Surviving Corporation being the sole remaining corporation and continuing its corporate existence and remaining a Delaware corporation governed by the laws of that state, all on the terms and conditions set forth herein;

                                    Article I

                                     Merger

         1.1 Pursuant to the terms of this Plan, the Merging Corporation shall be merged with and into the Surviving Corporation in accordance with the laws of the State of Delaware (the "Merger"), and the Surviving Corporation shall be the sole remaining corporation and the Merging Corporation shall cease as separately existing corporations on the Effective Date (as defined below).

         1.2 The effective date of the Merger shall be December 26, 2001 (the "Effective Date").

                                   Article II

         Name and Continued Corporate Existence of Surviving Corporation

         2.1 The Surviving Corporation shall have the name Advantica Restaurant Group, Inc., and shall possess all the rights, privileges, immunities, powers and purposes of the Surviving Corporation and the Merging Corporation.

                                   Article III

                             Assets and Liabilities


         3.1 On and after the Effective Date, by operation of law all properties (real, personal and mixed), easements, leaseholds, licenses and interests of every kind, rights, privileges, powers and franchises of a public as well as of a private nature, exemptions and immunities shall be vested in the Surviving Corporation by virtue of this Merger and without any other instrument, and shall be as effectually properties of the Surviving Corporation as they were formerly of the Merging Corporation, and all rights of all creditors of, and all liens, mortgages or charges on property of, the Merging Corporation, shall be preserved unimpaired.


         3.2 On and after the Effective Date, the Surviving Corporation shall by operation of law assume liability for all contracts, mortgages, deeds of trust, indentures, debts, obligations of any kind, liabilities and duties incurred by the Merging Corporation, and all shall, on and after the Effective Date, attach to the Surviving Corporation and be enforceable against it and its properties to the same extent as if incurred or contracted by the Surviving Corporation.

                                   Article IV

                       Governance of Surviving Corporation

         4.1 The articles of incorporation and by-laws of the Surviving Corporation in effect immediately prior to the Effective Date shall be the articles of incorporation and by-laws of the Surviving Corporation from and after the Effective Date.

         4.2 The directors and officers of the Surviving Corporation immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation from and after the Effective Date.

                                    Article V

                            Conversion of Securities

         5.1 As of the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the capital stock of the Merging Corporation, issued and outstanding immediately prior to the Effective Date, shall be canceled and shall cease to exist, without any consideration being payable therefor.

                                   Article VI

                             Consummation Of Merger

         6.1 This Plan (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, except for such matters of other states' general corporate laws which are required to govern pursuant to Section 252(a) of the General Corporation Law of the State of Delaware.

         6.2 The Surviving Corporation shall pay all expenses incident of carrying this Plan into effect.

         6.3 Anything to the contrary notwithstanding, if the Board of Directors of the Surviving Corporation in its discretion shall determine, at any time prior to the filing of this Plan pursuant to Section 1.2, that for any reason satisfactory to the Board of Directors, it is inadvisable or impractical to consummate this Plan, the Board of Directors may abandon or refrain from making this Plan effective, and in that case the Plan shall not be filed or recorded, and shall be void and of no effect.

         6.4 For the convenience of the parties and to facilitate filing and recording of this Plan, any number of counterparts may be executed, and each executed counterpart shall be deemed an original instrument.

         IN WITNESS WHEREOF, Advantica Restaurant Group, Inc., has caused this Plan to be signed by its Executive Vice President thereunto duly authorized, on its own behalf and on the behalf of the Merging Corporation as to the sole shareholder thereof, all as of the date first written above.

                                Advantica Restaurant Group, Inc.
                                As Surviving Corporation and as Sole
                                Shareholder of the Merging Corporation


                                By: /s/ Rhonda J. Parish
                                    --------------------------------------------
                                     Rhonda J. Parish, Executive Vice President
ATTEST:


/s/ J. Scott Melton
-------------------------------------
J. Scott Melton, Assistant Secretary


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